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                                  BALDOR ELECTRIC COMPANY

                                            and

                           WACHOVIA BANK AND TRUST COMPANY, N.A.

                                       Rights Agent

                                      --------------


                                     Rights Agreement

                                  Dated as of May 6, 1988

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
                                    TABLE OF CONTENTS
                                     -----------------


Section
-------

 1.       Certain Definitions............................................     1
 2.       Appointment of Rights Agent....................................     7
 3.       Issue of Rights Certificates...................................     7
 4.       Form of Rights Certificates....................................     8
 5.       Countersignature and Registration..............................     9
 6.       Transfer, Split Up, Combination and Exchange of Rights
          Certificates; Mutilated, Destroyed, Lost or Stolen Rights
          Certificates...................................................    10
 7.       Exercise of Rights; Purchase Price; Expiration Date of Rights..    10
 8.       Cancellation and Destruction of Rights Certificates............    12
 9.       Reservation and Availability of Common Stock...................    13
10.       Common Stock Record Date.......................................    14
11.       Subscription Right.............................................    14
12.       Merger Right...................................................    16
13.       Adjustment of Purchase Price, Number and Kind of Shares or
          Number of Rights...............................................    19
14.       Fractional Rights and Fractional Shares........................    24
15.       Rights of Action...............................................    25
16.       Agreement of Rights Holders....................................    25
17.       Rights Certificate Holder Not Deemed a Stockholder.............    26
18.       Concerning the Rights Agent....................................    26
19.       Merger or Consolidation or Change of Name of Rights Agent......    27
20.       Duties of Rights Agent.........................................    28
21.       Change of Rights Agent.........................................    30
22.       Issuance of New Rights Certificates............................    31
23.       Redemption and Termination.....................................    31
24.       Notice of Certain Events.......................................    33
25.       Notices........................................................    34
26.       Supplements and Amendments.....................................    35
27.       Successors.....................................................    35
28.       Benefits of this Agreement.....................................    35
29.       Severability...................................................    35
30.       Governing Law.................................................     35
31.       Counterparts...................................................    36
32.       Descriptive Headings...........................................    36


Exhibit A -- Form of Rights Certificate
Exhibit B -- Form of Summary of Rights










                                            (i)

                            RIGHTS AGREEMENT
                            ----------------

Rights Agreement, dated as of May 6, 1988 (the "Agreement"), between BALDOR ELECTRIC COMPANY, a Missouri corporation (the "Company"), and WACHOVIA BANK AND TRUST COMPANY, N.A., a national banking association (the "Rights Agent").

                          W I T N E S S E T H:
                          - - - - - - - - - -

WHEREAS, on May 6, 1988, the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as hereinafter defined) for each outstanding share of common stock, par value $.10 per share, of the Company (the "Common Stock") outstanding on May 25, 1988 (the "Record Date"), and contemplates the issuance of one Right (subject to adjustment as provided herein) for each share of Common Stock of the Company issued between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are defined herein), each Right representing the right to purchase one share of Common Stock of the Company upon the terms and subject to the conditions hereinafter set forth (the "Rights");

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.  Certain Definitions.
            -------------------

For purposes of this Agreement, the following terms have the meanings indicated.

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as hereinafter defined) and Associates (as hereinafter defined) of such Person, without the prior approval of a majority of the Continuing Directors (as such term is hereinafter defined), shall be the Beneficial Owner (as hereinafter defined) of 20% or more of the shares of Common Stock then outstanding, provided, however, that Acquiring Person shall not mean (i) the Company, (ii) any Subsidiary of the Company (as hereinafter defined), (iii) any employee benefit plan of the Company or any Subsidiary of the Company, (iv) any entity holding shares of Common Stock organized, appointed, or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan, or (v) a Person who inadvertently becomes the beneficial owner of 20% or more of the shares of Common Stock then outstanding and who (A) represents to the Board of Directors of the Company that the acquisition of such shares was inadvertent without intent to make a tender offer; (B) undertakes to sell, within five Business Days, to a Person other than the Company, enough shares so that his total Beneficial Ownership is less than 20% of the shares of Common Stock then outstanding; and, (C) in fact does sell such shares within five Business Days.

          (b) "Affiliate" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

          (c) "Associate" shall mean, with respect to a specified Person,
(i) any corporation or organization (other than the Company or a Subsidiary of the Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity security as defined in Rule 3a-11 of the General Rules and Regulations under the Exchange Act, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and
(iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or is an officer or director of any corporation controlling or controlled by such Person.

          (d) "Beneficial Ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision) or, if Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to Rule 13d-3 as in effect on the date hereof; provided, however, that a Person shall, in any event, also be deemed to be the "Beneficial Owner" of any securities:

               (i) which such Person or any Affiliate or Associate thereof beneficially owns, directly or indirectly;

              (ii) which such Person or any Affiliate or Associate thereof, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether of not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any Affiliate or Associate thereof until the tendered securities are accepted for purchase or exchange, or
          (B) securities issuable upon exercise of Rights;

             (iii) which such Person or any Affiliate or Associate thereof, directly or indirectly, has sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (iii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act; or

                (iv) which are beneficially owned, directly or indirectly, by any other Person or any Affiliate or Associate thereof with which such Person or any Affiliate or Associate thereof has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (iii) of this paragraph (d)) or disposing of any voting securities of the Company.

      (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of North Carolina are authorized or obligated by law or executive order to close.

      (f) "Close of Business" on any given date shall mean 5:00 P.M., Winston-Salem, North Carolina time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Winston-Salem, North Carolina time, on the next succeeding Business Day.

      (g) "Common Stock" shall mean the common stock, par value $.10 per share, of the Company, including shares of Common Stock without voting rights pursuant to section 351.407 of the Missouri Revised Statutes, and "common stock" when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

      (h) "Continuing Director" shall mean any director of the Company who is not an Acquiring Person or a representative or nominee of an Acquiring Person, and (i) who was elected by the stockholders or appointed by the Board of Directors of the Company prior to the date as of which the Acquiring Person in question became an Acquiring Person, or (ii) who was designated (before his initial election or appointment as a director) as a Continuing Director by a majority of the Whole Board (as hereinafter defined), but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, by a majority of the then Continuing Directors.

      (i) "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock, or (B) any subdivision, combination, or reclassification of such Common Stock, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National

Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair market value of such shares on such date as determined reasonably and with good faith by the Board of Directors of the Company shall be used and shall be binding on the Rights Agent. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

      (j) "Distribution Date" shall mean the earlier of (i) the Stock Acquisition Date (as hereinafter defined) or (ii) the tenth day after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established by the Company for or pursuant to the terms of any such plan), to commence (which intention to commence remains in effect for five Business Days after such announcement) a tender or exchange offer which would result in such Person becoming an Acquiring Person, unless such date is extended by a majority of the Continuing Directors (including any such date which is after the date of this Agreement and prior to the issuance of the Rights).

      (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement, and all references to any rule or regulation of the General Rules and Regulations under the Exchange Act shall be, except as otherwise specifically provided herein, to such rule or regulation as was in effect on the date of this Agreement.

      (l) "Merger Right" shall mean the Rights described in Section 12(a) hereof.

      (m) "Offeror" shall mean any Person who both beneficially owns 1% or less of the outstanding Common Stock as of the date such proposal is delivered and who has not within one year prior to the delivery of such written proposal beneficially owned in excess of 1% of the outstanding Common Stock and disclosed, or caused the disclosure of, any intention which relates to or would result in the acquisition, or influence or control, of the Company.

      (n) "Permitted Offer" shall mean a tender offer or an exchange offer by an Offeror, and which offer is

          (i)   for all outstanding shares of Common Stock; and

         (ii) at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of the Offeror (after receiving advice from one or more investment banking firms and taking into account all factors which such members of the Board deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value, and other factors as may be permitted under Missouri law) to be (A) at a price which is fair to holders of Common Stock of the Company other than the Offeror and its Affiliates or Associates, and (B) otherwise in the best interests of the Company and the holders of its Common Stock other than the Offeror and its Affiliates or Associates.

      (o) "Person" shall mean any individual, firm, corporation, partnership, or other entity.

      (p) "Stock Acquisition Date" shall mean the first date of a public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

      (q) "Subscription Right" shall mean the Rights described in Section 11(a) hereof.

      (r) "Subsidiary" shall mean, with reference to any Person, and corporation of which a majority of any class of equity security is Beneficially Owned, directly or indirectly, by such person.

      (s) "Trading Day," with respect to any security shall mean a day on which the principal national securities exchange on which the security is listed or admitted to trading is open for the transaction of business or, if the security is not listed or admitted to trading on any national securities exchange, a Business Day.

     (t) "Triggering Event" shall mean an event giving rise to the Subscription Rights or Merger Rights.

      (u) "Whole Board" shall mean the total number of directors which the Company would have if there were no vacancies.

Any determination required by the definitions contained in this Section 1 shall be made by the Board of Directors of the Company in its good faith judgment, which determination shall be final and binding.

Section 2.  Appointment of Rights Agent.
            ---------------------------

The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

Section 3.  Issue of Rights Certificates.
            ----------------------------

      (a) Until the Distribution Date, (x) the Rights will be evidenced by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Rights certificate, in substantially the form of Exhibit A hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

      (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company.

      (c) Certificates for the Common Stock issued after the Record Date, but prior to the earlier of the Distribution Date or the Expiration Date (as hereinafter defined), shall be deemed also to be certificates for Rights, and shall bear the following legend:

      This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Baldor Electric Company (the "Company") and Wachovia Bank and Trust Company, N.A., dated as of May 6, 1988 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates alone, and the surrender for transfer of any of such certificates, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

Section 4.  Form of Rights Certificates.
            ---------------------------

      (a) The Rights Certificates may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or to conform to usage. Subject to the provisions of Section 11, Section 12, and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the price per share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

      (b) Any Rights Certificate issued pursuant to Section 3(a) hereof that represents Rights beneficially owned by an Acquiring Person or that represents any Rights owned on or after the Distribution Date by any person who subsequently becomes an Acquiring Person and any Rights Certificate issued at any time upon the transfer of any Rights to an Acquiring Person thereof or to any nominee of such Acquiring Person and any Rights Certificate issued pursuant to Section 6 or Section 13 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, may contain the following legend:

      The Rights represented by this Rights Certificate were issued to a Person who was or became an Acquiring Person. This Rights
      Certificate and the Rights represented hereby may become void in the circumstances specified in Section 7(e) of the Rights Agreement.

The provisions of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.

Section 5.  Countersignature and Registration.
            ---------------------------------

      (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice-President, either manually or by facsimile signature and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

      (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at one of its offices in Winston-Salem, North Carolina books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6.  Transfer, Split Up, Combination and Exchange of Rights
            --------------------------------------------------------------
            Certificates; Mutilated, Destroyed, Lost or Stolen Rights
            --------------------------------------------------------------
            Certificates.
            --------------

      (a) Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designed for such purpose. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

      (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed, or mutilated.

Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.
            -------------------------------------------------------------

      (a) Subject to Sections 7(e) and 23(a) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof including the certificate contained therein duly executed, to the Rights Agent at the principal corporate trust office of the Rights Agent, together with payment of the Purchase Price for each share of Common Stock as to which the Rights are exercised prior to the earlier of (i) the Close of Business on May 25, 1998, subject to extension as provided in Section 12(c) hereof (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, or (iii) consummation of a transaction contemplated by Section 12(d) (such earlier time being herein referred to as the "Expiration Date").

      (b) The Purchase Price for each share of Common Stock pursuant to the exercise of a Right shall initially be $75.00 and shall be subject to adjustment from time to time as provided in Section 13 hereof and shall be payable in lawful money of the United States of America in accordance with Paragraph (c) below.

      (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase including the certificate contained therein duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the shares of Common Stock certificates for the number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, at its sole discretion shall have elected to deposit the shares of Common Stock issuable upon exercise of the Rights hereunder into a depository, requisition from the depositary agent depositary receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such requests, (ii) when appropriate requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. In the case of an exercise of the Rights by a holder pursuant to Section 11(a), the Rights Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping, or otherwise indicating thereon that the rights represented by such Rights Certificate no longer include the rights provided by Section 11(a) of the Rights Agreement and if less than all the Rights represented by such Rights Certificate were so exercised, the Rights Agent shall indicate on the Rights Certificate the number of Rights represented thereby which continue to include the rights provided by
Section 11(a).

      (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

      (e) Notwithstanding anything in this Agreement to the contrary, if there occurs one or more of the transactions set forth in Section 11(a) or
Section 12(a) on or after the time an Acquiring Person became such, then any Rights that are or were on or after the earlier of the Distribution Date or the Stock Acquisition Date beneficially owned by an Acquiring Person or any Associate or Affiliate shall become void with respect to the Subscription Right and Merger Right and any holder of such Rights shall thereafter have no right to exercise such Rights under the provisions of
Section 11(a) and Section 12(a).

      (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Rights Certificate upon the occurrence of any purported exercise thereof unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates thereof as the Company shall reasonably request.

Section 8.  Cancellation and Destruction of Rights Certificates.
            ---------------------------------------------------

All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificates purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.  Reservation and Availability of Common Stock.
            --------------------------------------------

      (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock, or any authorized and issued shares of Common Stock held in its treasury, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

      (b) So long as the shares of Common Stock issuable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

      (c) The Company shall use its best efforts to (i) file, as soon as practicable following the Stock Acquisition Date, or, if required under the Securities Act of 1933 (the "Act") following the Distribution Date, a registration statement under the Act, with respect to the Common Stock purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after the filing, and
(iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the expiration of the Subscription Rights and thereafter if required under the Act until the Expiration Date. The Company will also take all action necessary to ensure compliance with the securities laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statements. Upon any suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in that jurisdiction shall have been obtained.

      (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

      (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for shares of Common Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of the shares of Common Stock in respect of a name other than that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Common Stock in a name other than that of, the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

Section 10.  Common Stock Record Date.
             ------------------------

Each person in whose name any certificate for shares of Common Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock transfer books of the Company are open.

Section 11.  Subscription Right.
             ------------------

      (a) In the event that any Person (other than the Company, any subsidiary of the Company, and employee benefit plan of the Company or any of its subsidiaries or any entity holding securities of the Company organized, appointed, or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall become an Acquiring Person (except pursuant to a Permitted Offer), then proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall, for a period of 60 days (or such other shorter or longer period as may be established by action of a majority of the Continuing Directors) after the later of the Stock Acquisition Date and the effective date of an appropriate registration statement pursuant to Section 9, have a right to receive ("Subscription Right"), upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of shares of Common Stock for which a Right is then exercisable and dividing that product by (y) 50% of the Current Market Price per one share of Common Stock on the date of the occurrence of the event set forth in this paragraph (such number of shares being referred to as the "number of Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 12 hereof, then only the provisions of Section 12 hereof shall apply and no adjustment shall be made pursuant to this
Section 11(a).

      (b) In the event that there shall not be sufficient authorized but unissued Common Stock to permit the exercise in full of the Subscription Rights, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Subscription Rights, including the calling of a meeting of shareholders; provided, however, that if the Company is unable to cause the authorization of a sufficient number of additional shares of Common Stock, then, in the event the Rights become so exercisable, the Board of Directors may, but shall not be required to, with respect to each Right,
(A) pay cash in an amount equal to the Purchase Price, in lieu of issuing shares of Common Stock and requiring payment therefore, or (B) issue debt or equity securities or a combination thereof, having a value equal to the Current Value of the Common Stock (as defined hereinafter), where the value of such securities shall be determined by an investment banking firm selected by the Board of Directors of the Company, and require the payment of the Purchase Price, or (C) deliver any combination of cash, property, Common Stock and/or other securities having a value equal to the Current Value, and require payment of all or any requisite portions of the Purchase Price. The Current Value shall be the product of the Current Market Price per share of Common Stock on the date of the occurrence of the event giving rise to the Subscription Right, multiplied by the number of shares of Common Stock for which the Subscription Right otherwise would be exercisable if there were sufficient shares available. To the extent that the Company determines that some action need be taken pursuant to clauses (A), (B), or (C) of the provision of this Section 11(b), the Board of Directors may temporarily suspend the exercisability of the Subscription Rights for a period of up to 45 days following the date on which the event described in Section 11(a) shall have occurred, in order to seek any authorization of additional shares of Common Stock and/or to decide the appropriate form of distribution to be made pursuant to the above proviso and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

Section 12.  Merger Right.
             ------------

      (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (z) the Company shall sell, lease, mortgage, or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage, or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, then, and in each such case proper provision shall be made so that (i) following the Distribution Date, each holder of a Right, except as provided in Section 7(e), shall have the right ("Merger Right") to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of freely tradeable common stock of the Principal Party (as hereinafter defined), free and clear of any liens, encumbrances, or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to a Subscription Right) and dividing that product by (2) 50% of the Current Market Price per share of the common stock of such Principal Party on the date of consummation of such consolidation, merger, sale, or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale, or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 13 hereof shall apply to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common

Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of common stock thereafter deliverable upon the exercise of the Merger Right.

      (b) "Principal Party" shall mean:

          (i) in the case of any transaction described in (x) or (y) of the first sentence of this Section 12, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation (including, if applicable, the Company, if it is the surviving corporation); and

         (ii) in the case of any transaction described in (z) of the first sentence in this Section 12, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Securities Exchange Act of 1934, as then in effect, and such Person is a direct or indirect Subsidiary or Affiliate of another Person the common stock of which is and has been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a subsidiary, directly or indirectly, of more than one Person, the shares of Common Stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 12 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

      (c) The Company shall not consummate any such consolidation, merger, sale, or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Merger Rights and unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party, as a result of such consolidation, merger, sale, or transfer, shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 12 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer, the Principal Party at its own expense will:

          (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

         (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdiction as may be necessary or appropriate; and

        (iii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 12 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this Section 12 shall be in addition to the rights under Section 11 and shall survive any exercise thereof.

      (d) Notwithstanding anything in this Agreement to the contrary,
Section 12 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 12(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Permitted Offer (or a wholly-owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per Common Shares paid to all holders of Common Stock whose shares were purchased pursuant to such Permitted Offer, and (iii) the form of consideration being offered to the remaining holders of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this subsection (d), all Rights hereunder shall expire.

Section 13.  Adjustment of Purchase Price, Number and Kind of Shares or
             -----------------------------------------------------------
             Number of Rights.
             ----------------

The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 13 or as otherwise provided in this Agreement.

      (a) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or
(D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 13(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Rights exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Rights had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a) hereof and this Section 13(a), the adjustment provided for in this Section 13(a) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a).

      (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Common Stock or securities convertible into Common Stock at a price per share of Common Stock (or having a conversion price per share, if a security convertible into Common Stock) less than the Current Market Price per share of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

      (c) If the Company shall fix a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock), or subscription rights or warrants (excluding those referred to in Section 13(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants in respect of one share of Common Stock and the denominator of which shall be such current market price per share of Common Stock. Such adjustments shall be made successively whenever such a record date if fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would be in effect if such record date had not been fixed.

      (d) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 13(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 13 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock. Notwithstanding the first sentence of this
Section 13(d), any adjustment required by this Section 13 shall be made no later than the earlier or (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

      (e) If as a result of an adjustment made pursuant to Section 11 or 12(a), the holder of any Rights thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Sections 11 and 13(a), (b), (c), (d), (f), (g), (h), (i), (j), and (l) and
the provisions of Section 7, 9, 10, 12, and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

      (f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

      (g) Unless the Company shall have exercised its election as provided in Section 13(h), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 13(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-ten thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and
(ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

      (h) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 13(h), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

      (i) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

      (j) Before taking any action that would cause an adjustment reducing the Purchase Price below the par value of the shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

      (k) In any case in which this Section 13 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Rights exercised after such record date the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

      (l) Anything in this Section 13 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 13, as and to the extent that in its sole discretion the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends, or
(v) issuance of rights, options or warrants referred to in this Section 13, hereafter made by the Company to holders of its Common Stock shall, if practicable, not be taxable to such stockholders.

      (m) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of

Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

      (n) The exercise of Rights under Section 11(a) shall only result in the loss of rights under Section 11(a) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Agreement, including the rights represented by Section 12.

      (o) The Company covenants and agrees that it shall not (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries taken as a whole, any other Person if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be accorded by the Rights. The Company shall not consummate any such consolidation, merger, or sale unless prior thereto the Company and such person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this subsection.

      (p) The Company covenants and agrees that, after the Stock
Acquisition Date, it will not, except as permitted by Section 23 or
Section 26 hereof, take any action the purpose or effect of which is to diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

Section 14.  Fractional Rights and Fractional Shares.
             --------------------------------------

      (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Current Market Price of a whole Right as of the date on which such fractional Rights would have been otherwise issuable.

      (b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Price of a share of Common Stock as of the date of such exercise.

      (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

Section 15.  Rights of Action.
             ----------------

All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates and only such holders (and, prior to the Distribution Date, the registered holders of the Common Stock and only such holders); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock) without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to execute the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16.  Agreement of Rights Holders.
             ---------------------------

Every holder of a Right by accepting the same consents and agrees with the company and the Rights Agent and with every other holder of a Right that:

      (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

      (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal corporate trust office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

      (c) the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

      (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling listed or otherwise overturned.

Section 17.  Rights Certificate Holder Not Deemed a Stockholder.
             --------------------------------------------------

Except as otherwise expressly provided in this Agreement, no holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting Stockholders, or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.  Concerning the Rights Agent.
             ---------------------------

The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder as agreed and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the execution and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnification provided for hereunder shall survive the expiration of the Rights and the termination of this Agreement.

The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 19.  Merger or Consolidation or Change of Name of Rights Agent.
             ---------------------------------------------------------

Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the

Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.  Duties of Rights Agent.
             ----------------------

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

      (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

      (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice-President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent, for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

      (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

      (d) The Rights Agent shall not be liable for or by reason of any of the statements of facts or recitals contained in this Agreement of in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

      (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

      (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

      (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice-President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

      (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

      (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct provided reasonable care was exercised in the selection and continued employment thereof.

      (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.


      (k) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event, or determination under the Rights Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event, or determination.

Section 21.  Change of Rights Agent.
             ----------------------

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days notice in writing mailed to the Company, and to each transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the States of Arkansas, North Carolina, or New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the States of Arkansas, North Carolina, or New York), in good standing, having a principal office in the state of North Carolina, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.  Issuance of New Rights Certificates.
             -----------------------------------

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provision of this Agreement.

Section 23.  Redemption and Termination.
             --------------------------

      (a) (i) The Board of Directors of the Company may, at its option, at any time prior to 5:00 P.M., Winston-Salem, North Carolina time, on the earlier of (x) the Stock Acquisition Date, or (y) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.05 per Right, approximately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

         (ii) In addition, the Board of Directors of the Company may redeem all but not less than all of the then outstanding Rights at the Redemption Price following the occurrence of a Stock Acquisition Date but prior to any event described in Section 12(a) either (x) prior to commencement of the period under

      Section 11(a) during which the Subscription Right may be exercised (the "Subscription Period") if each of the following shall have occurred and remain in effect: (1) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in a transaction, or series of transactions, such that such Person is thereafter a Beneficial Owner of 5% or less of the outstanding shares of Common Stock, (2) there are no other Persons, immediately following the transfer or other disposition described in clause (1), who are Acquiring Persons, and (3) the transfer or other disposition described in clause (1) was other than pursuant to a transaction, or series of transactions, which directly or indirectly involved the Company or any of its Subsidiaries; (y) in connection with any event specified in Section 12(a) in which all holders of Common Stock are treated alike and not involving an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other Person in which such Acquiring Person, Affiliate or Associate has any interest, or any other Person acting directly or indirectly on behalf of or in association with any such Acquiring Person, Affiliate, or Associate; or (z) following the expiration of the Subscription Period if and for as long as the Acquiring Person is not thereafter the Beneficial Owner of securities representing 20% or more of the Voting Power of the Company, and at the time of redemption there are no other Persons who are Acquiring Persons.

      (b) In the case of a redemption permitted under Section 23(a)(i), immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. In the case of a redemption permitted only under Section 23(a)(ii), evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price: (i) prior to commencement of the Subscription Period, only after ten Business Days following the giving of notice of such redemption to the holders of such Rights; and (ii) after commencement of the Subscription Period, upon the later of ten Business Days following the giving of such notice or the expiration of the Subscription Period. Within ten days after the action of the Board of Directors ordering any such

Redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

The Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent of the Common Stock, and upon such action, all outstanding Rights Certificates shall be null and void without any further action by the Company.

Section 24.  Notice of Certain Events.
             ------------------------

      (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular quarterly cash dividend), or (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights, or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or
(iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole to, any other Person, or (v) to effect the liquidation, dissolution, or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least 30 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock whichever shall be the earlier.

      (b) Upon the occurrence of an event giving rise to the Subscription Rights, the Company or Principal Party, as the case may be, shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event and the consequences thereof to holders of Rights under Sections 11(a) or 12(a) hereof, as the case may be.

Section 25.  Notices.
             -------

Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                     Baldor Electric Company
                     5711 South Seventh Street
                     Fort Smith, Arkansas  72901
                     Attention: Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if delivered by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                     Wachovia Bank and Trust Company, N.A.
                     P.O. Box 3001
                     Winston-Salem, North Carolina  27102
                     Attention: Corporate Trust Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company. The Company shall deliver a copy of any notice or demand it delivers to the holder of any Rights Certificate to the Rights Agent and the Rights Agent shall deliver a copy of any notice or demand it deliver to the holder of any Rights Certificate to the Company.

Section 26.  Supplements and Amendments.
             --------------------------

The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) prior to the Distribution Date, to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable, or (iv) following the Distribution Date, to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to this Distribution Date, the interests of holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

Section 27.  Successors.
             ----------

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 28.  Benefits of this Agreement.
             --------------------------

Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy, or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock).

Section 29.  Severability.
             ------------

If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction of other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

Section 30.  Governing Law.
             -------------

This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Missouri and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 31.  Counterparts.
             ------------

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 32.  Descriptive Headings.
             --------------------

Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                                    BALDOR ELECTRIC COMPANY

By: /s/ G. C. Kowert                       By: /s/ R. S. Boreham, Jr.
   -----------------                           ----------------------
Name: G. C. Kowert                         Name: R. S. Boreham, Jr.
Title: Vice-President, Finance,            Title: Chairman and Chief
       Secretary and Treasurer                    Executive Officer



Attest:                             WACHOVIA BANK AND TRUST COMPANY, N.A.

By: /s/ Robert W. Seifert                  By: /s/ Harry W. Rolison
   ----------------------                      --------------------
Name: Robert W. Seifert                    Name: Harry W. Rolison
Title: Vice-President                      Title: Senior Vice-President

                                Exhibit A
                                ---------

                      (Form of Rights Certificate)

Certificate No. R-

                        ______________ Rights

      NOT EXERCISABLE AFTER MAY 25, 1998 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.05 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                           Rights Certificate
                         BALDOR ELECTRIC COMPANY

      This certifies that ______________________________________ , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of May 6, 1988 (the "Rights Agreement") between Baldor Electric Company, a Missouri corporation (the "Company"), and Wachovia Bank and Trust Company, N.A., a national banking association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Winston-Salem, North Carolina time) on May 25, 1998 at the principal corporate trust office of the Rights Agent, or its successor as Rights Agent, one fully paid, nonassessable share of Common Stock (the "Common Stock") of the Company, at a purchase price of $75.00 per share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed.

      The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of May 25, 1988. As provided in the Rights Agreement, the Purchase Price, the type of security, and the number of shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

      This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

      This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal corporate trust office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised (other than pursuant to Section 11(a) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. If this Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a) of the Rights Agreement, the holder shall be entitled to receive this Rights Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this certificate may be redeemed by the Company at its option at a redemption price of $.05 per Right. Subject to the provisions of the Rights Agreement, the Company, at its option, may elect to mail payment of the redemption price to the registered holder of the Right at the time of redemption, in which event this certificate may become void without any further action by the Company.

      No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof of a cash payment will be made, as provided in the Rights Agreement.

      No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights or a stockholder of the

Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

      This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of May 25, 1988

ATTEST:                                    BALDOR ELECTRIC COMPANY

                                           By:
---------------------------                    --------------------------
     Secretary                                 President


Countersigned:

WACHOVIA BANK AND TRUST COMPANY, N.A.
Rights Agent

By:
    -----------------------------
     Authorized Signature

(Form of Reverse Side of Rights Certificate)



                           FORM OF ASSIGNMENT
                           ------------------


            (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED
                  -------------------------------------------------------
hereby sells, assigns, and transfer unto
                                         --------------------------------

-------------------------------------------------------------------------
              (Please print name and address of transferee)

--------------------------------------------------------------------------
this Rights Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint
                                                            --------------
as attorney to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:                 , 19
      ----------------      ----



                                           -------------------------------
                                                      Signature



                                           -------------------------------
                                                      Signature

Signature Guaranteed:


--------------------------------

                      FORM OF ELECTION TO PURCHASE
                      ----------------------------

                  (To be executed if holder desires to
                 exercise Rights Certificate pursuant to
                 Section 11(a) of the Rights Agreement.)

TO:   BALDOR ELECTRIC COMPANY

      The undersigned hereby irrevocably elects to exercise
                                                             -------------
Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:


--------------------------------------------------------------------------
      (Please insert social security or other identifying number.)

--------------------------------------------------------------------------
                     (Please print name and address)

--------------------------------------------------------------------------

--------------------------------------------------------------------------

      The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to Section 11(a) of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights Certificate be registered in the name of and delivered to:

--------------------------------------------------------------------------
        Please insert social security or other identifying number
             (complete only if Rights Certificate is to be
            registered in a name other than the undersigned.)

--------------------------------------------------------------------------
                     (Please print name and address)

--------------------------------------------------------------------------

Dated:             ,19
       ------------   ----
                                           -------------------------------
                                                     Signature
Signature Guaranteed:


----------------------------------         -------------------------------
                                                     Signature

                               CERTIFICATE
                               -----------


      The undersigned hereby certifies by checking the appropriate boxes that:

      (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as each such terms are defined in the Rights Agreement); and

      (2) After due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was, or subsequently became, an Acquiring Person or Affiliate or Associate of any such Acquiring Person.


Dated:              , 19
      --------------     ----              -------------------------------
                                                      Signature



                                           -------------------------------
                                                      Signature



                                 NOTICE
                                 ------

      The signatures to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                Exhibit B
                                ---------

                      SUMMARY OF RIGHTS TO PURCHASE
                              COMMON STOCK


On May 6, 1988, the Board of Directors of Baldor Electric Company (the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, $.10 par value (the "Common Stock"), of the Company to shareholders of record at the close of business on May 25, 1988 (the "Record Date"). Except as set forth below, each Right, when exercisable, entitles the registered holder to purchase from the Company one share of Common Stock, at a price of $75.00 per share (the "Exercise Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Wachovia Bank and Trust Company, N.A., as Rights Agent.

Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Right certificates will be distributed. Until the earlier to occur of (i) a public announcement that, without the prior consent of the Company, a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire beneficial ownership of 20% or more of the outstanding Common Stock of the Company or (ii) ten days (unless such date is extended by the Board of Directors) following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group and related persons becoming an Acquiring Person, without the prior consent of the Company (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate together with this Summary of Rights. A person shall not be deemed to be an Acquiring Person, and therefore the Right Certificates will not be distributed, if the person represents to the Company that: (i) the person did not intend to beneficially own 20% or more of the Company's Common Stock; (ii) the person intends to sell, within five (5) business days, enough shares so he will beneficially own less than 20% of the Company's Common Stock; and (iii) such person in fact sells such shares to an unaffiliated party or parties and someone other than the Company. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with Common Stock certificates. From as soon as practicable after the Record Date and until the Distribution Date (or earlier redemption or expiration of the

Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date (with or without this Summary of Rights attached) will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest of (i) May 25, 1998, (ii) upon consummation of a merger transaction with a person or group who acquired Common Stock pursuant to a Permitted Offer (as defined below), and is offering in the merger the same price per share and form of consideration paid in the Permitted Offer, and (iii) upon redemption by the Company as described below.

The Exercise Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, or reclassification of the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for Common Stock, certain convertible securities or securities having the same or more favorable rights, privileges, and preferences as the Common Stock at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above).

In the event that, after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Company is involved in a merger or other business combination transaction in which the Common Stock is exchanged or changed, or 50% or more of the Company's assets or earning power are sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Exercise Price of the Right, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two times the Exercise Price of the Right (such right being called the "Merger Right").

In the event that a person becomes the beneficial owner of 20% or more of the then outstanding shares of Common Stock of the Company (unless pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms, which in the opinion of a majority of the independent directors is fair to and in the best interests of the Company and its shareholders (a "Permitted Offer")), proper provision shall be made so that each holder of a Right will for a 60 day period thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the Exercise Price of the Right, subject to the availability of a sufficient number of authorized but unissued shares (such right being called the "Subscription Right"). The 60 day subscription period may be increased or decreased by the Board of Directors. The holder of a Right will continue to have the Merger Right whether or not such holder exercises the Subscription Right.

Upon the occurrence of any of the events giving rise to the exercisability of the Subscription Right or the Merger Right, any Rights that are or were at any time owned by an Acquiring Person engaging in any of such transactions or receiving the benefits thereof on or after the time the Acquiring Person becomes such shall become void insofar as they relate to the Subscription Right or the Merger Right.

With certain exceptions, no adjustments in the Exercise Price will be required until cumulative adjustments require an adjustment of at least 1% in such Exercise Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

At any time prior to the earlier to occur of (i) a public announcement of a person becoming an Acquiring Person (the "Stock Acquisition Date") or
(ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.05 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Board of Directors. Additionally, after the Stock Acquisition Date, the Company may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price provided that:

(i) such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person, (ii) such redemption is prior to commencement of the period during which the Subscription Right may be exercised (the "Subscription Period") and the Acquiring Person reduces his ownership to less than 5% in transactions not involving the Company and there is no other Acquiring Person, or (iii) such redemption is following expiration of the Subscription Period and for as long as an Acquiring Person beneficially owns securities representing less than 20% of the Company's Common Stock. The redemption of Rights described in the preceding sentence shall be effective only as of such time when the Subscription Right is not exercisable, and in any event, only after 10 business days prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement of Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.